UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
PELOTON INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Peloton Interactive, Inc.
Supplement to Proxy Statement dated October 22, 2024
For the Annual Meeting of Stockholders
To be Held on December 3, 2024

This proxy statement supplement, dated December 2, 2024 (the “Supplement”), provides updated information with respect to the 2024 Annual Meeting of Stockholders of Peloton Interactive, Inc. (the “Company”) to be held on December 3, 2024 (the “Annual Meeting”).

On or about October 22, 2024, the Company commenced mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), through which the Company is providing to its stockholders access to its proxy materials, including the Notice of the Annual Meeting and the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement.

Director Appointment

On December 2, 2024, the Board of Directors (the “Board”) of Peloton Interactive, Inc. (the “Company”) appointed Tara Comonte as a director of the Company to fill the vacancy on the Board resulting from Jon Callaghan’s previously announced decision not to stand for re-election. The appointment will be effective upon the date of the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), which is scheduled to take place on December 3, 2024. Ms. Comonte will serve as a Class III director with a term expiring at the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified or her earlier death, resignation, retirement, disqualification or removal. Ms. Comonte will also serve as a member of the Audit Committee of the Board. The Board has determined that Ms. Comonte is an “independent director” in accordance with the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”) and that she meets the SEC’s criteria for an “audit committee financial expert.”

With over two decades of executive leadership experience across corporate and digital strategy, technology, operations and finance, Ms. Comonte has navigated a broad range of industries and complex business transitions. Ms. Comonte has served as Interim President and Chief Executive Officer of WW International, Inc., a technology company focused on weight health, since September 2024 and as a member of its board of directors since June 2023. From May 2021 to July 2023, she served as Chief Executive Officer of TMRW Life Sciences, Inc., a life sciences technology company focused on the in vitro fertilization (IVF) sector and served as a member of its board of directors from December 2018 to September 2023. She previously worked at Shake Shack Inc., a restaurant chain, as President and Chief Financial Officer from October 2019 to May 2021 and as Chief Financial Officer from June 2017 to May 2021. Prior to that, Ms. Comonte served as Chief Financial & Business Affairs Officer and Executive Vice President of Getty Images Holdings, Inc., a global digital media company, from October 2016 to June 2017 and Chief Financial Officer and Senior Vice President from April 2013 to October 2016. She previously served as Chief Financial Officer at McCann Worldgroup, a marketing communications business, from October 2010 to April 2013. Earlier in her career, she was a founding member and Global Chief Financial Officer & Chief Operating Officer of Mediabrands, part of Interpublic Group, and held various roles at Ernst & Young where she qualified as a chartered accountant. Ms. Comonte earned a B.A. in Accounting and Finance from Heriot-Watt University.

Ms. Comonte will be eligible to receive compensation for her service on the Board under the Company’s non-employee director compensation program. In connection with her appointment, Ms. Comonte has entered into the Company’s standard form indemnification agreement for directors and officers.

There is no arrangement between Ms. Comonte and any person pursuant to which she was selected as director. Ms. Comonte has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.